DATE	DOCUMENT ID	DESCRIPTION	FILING	OVER PAYMENT	EXPED	CERT	COPY
04/28/2017	201711701892	DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG (LCP)	99.00	0.00	0.00	0.00	0.00

Receipt

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LAW OFFICE OF JOSEPH T MOEN
45 PROSPECT STREET
CAMBRIDGE, MA 02139

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

4022822

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

COLUMBIA CARE OH LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG **Effective Date: 04/27/2017**	**201711701892**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 28th day of April, A.D. 2017.

Ohio Secretary of State

Doc ID --> 201711701892

Form 533A Prescribed by: Ohio Secretary of State Date Electronically Filed: 4/27/2017 JoN H usTED Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www.OhioSecretaryofState.gov Busserv@OhioSecretaryofState.gov Articles of Organization for a Domestic Limited Liability Company Filing Fee: $99 CHECK ONLY ONE (1) BOX (1) [!] Articles of Organization for Domestic (2) 0 2Articles of Organization for Domestic For-Profit Limited Liability Company Nonprofit Limited Liability Company (115-LCA) (115-LCA) Name of Limited Liability Company COLUMBIA CARE OH LLC_________________ Name must include one of the following words or abbreviations: “limited liability company,” “limited,” “LLC,” “L.L.C.,” “ltd., “or “ltd” Effective Date 14/27/2017 (The legal existence of the limited liability company begins upon the filing (Optio nal) ‘————-’ of the articles or on a later date specified that is not more than ninety days mm/dd/yyyy after filing) This limited liability company shall exist for Period of Existence (Optio nal) Purpose (Optional) **Note for Nonprofit LLCs The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided.

Doc ID -- 201711701892

ORIGINAL APPOINTMENT OF AGENT The undersigned authorized member(s), manager(s) or representative(s) of COLUMBIA CARE OH LLC Name of Limited Liability Company hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is UCS OF OHIO, INC. Name of Agent 13040 RIVERSIDE DRIVE, SUITE 122 Mailing Address COLUMBUS OH City State ZIP Code 43221 ACCEPTANCE OF APPOINTMENT The undersigned, UCS OF OHIO, INC. named herein as the statutory agent Statutory Agent Name CARE OH LLC For COLUMBIA CARE OH LLC Name of Limited Liability Company hereby acknowledges and accepts the appointment of agent for said limited liability company Statutory Agent Signature —————————————————-, MICHAEL BARR Individual Agent’s Signature I Signature on Behalf of Business Serving as Agent

Doc ID -- 201711701892

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Articles and original NICHOLAS VITA appointment of agent must be signed by a member, Signature manager or other representative. NICHOLAS VITA If authorized representative By (if applicable) is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box. Print Name If authorized representative is a business entity, not an individual, then please print the business name in the MICHAEL ABBOTT “signature” box, an Signature authorized representative of the business entity ~MICHAEL ABBOTT must sign in the “By” box and print their name in the By (if applicable) “Print Name” box. Print Name Signature By (if applicable) Print Name